Exhibit 10.1

TO:«First» «Last»DATE: May _____, 2021

FROM:Steve TragerSUBJECT: TRS Transaction Bonus Program

Thank you for your past contribution to the success of Tax Refund Solutions (“TRS”). Subject to closure of the transaction per the terms below and in recognition of your great work, you will be eligible for a bonus payout of $_______ payable as follows:

●	If the consummation of the Closing of the sale of TRS to Green Dot Corporation takes place on or before November 15, 2021, or such later date as Republic Bank and Green Dot Corporation may mutually agree, your incentive payout will be $«Amount1».

●	Upon the date which is one (1) year from the date of the Closing of the sale of TRS to Green Dot Corporation your incentive payout will be $«Amount2».

This bonus will be earned and paid on a regular payroll date following the occurrence of the events set out above provided you are an employee in good standing with the Bank at that time.

Management reserves the right in its sole discretion to adjust goals, individual participants’ payouts, etc.

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«First» «Last»Date